Exhibit 5.1

June 2, 2026

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Scilex Holding Company, a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). All terms capitalized but not otherwise defined herein shall have the meanings given to them in the Registration Statement. The Registration Statement includes a related prospectus filed with the Registration Statement (the “Prospectus”), relating to (a) the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of warrants issued by the Company, and (b) the resale of certain securities issued or to be issued by the Company to certain securityholders of the Company, as follows:

(i)

the issuance of up to 2,083,067 shares (the “Primary Warrant Shares”) of Common Stock upon exercise of certain outstanding warrants to purchase Common Stock including the February 2024 BDO Warrants, April 2024 RDO Placement Agent Warrants, October 2024 Warrants, December 2024 Warrants, SPAC Warrants, Exchange Warrants and the conversion of the Tranche B Note; and

(ii)

the resale by certain selling securityholders of up to: (A) 6,581,004 shares of Common Stock (the “Resale Shares” and together with the Primary Warrant Shares, the “Shares”) consisting of (I) 5,067,964 shares issuable upon exercise of the Deposit Warrant, Private Warrants, September 2025 Warrants, November 2025 Warrants and February 2026 Warrant and (II) 1,513,040 Merger Shares and (B) 490,617 Private Warrants (the “Resale Warrants”).

This opinion letter is being furnished in accordance with the requirements of Item 601 of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation: (i) the Registration Statement; (ii) the Prospectus; (iii) the Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of June 2, 2026 (the “Charter”); (iv) the Bylaws of the Company as presently in effect, certified by an officer of the Company as of June 2, 2026; (v) the agreements and documents governing the issuance and/or terms of Warrants pursuant to which the Shares are issuable (collectively, the “Warrant Agreements”); and (vi) a certificate, dated as of June 2, 2026, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

June 2, 2026

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the Warrant Agreements are the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that at or prior to the time of the delivery of any of the Shares, the Registration Statement will have been declared effective under the Securities Act, and (x) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (xi) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; and (xii) the Shares will not be issued or transferred in violation of any restriction contained in the Charter and that upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

With respect to the Warrants and the Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized , the Merger Shares and Sponsor Shares have been validly issued, fully paid and are nonassessable, and, the remaining Shares when issued in accordance with the terms of the Warrants and their respective Warrant Agreements, as applicable, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

June 2, 2026

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the filing of the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP